Assets Under Management September 30, 2024 Investors turn to MetLife Investment Management for our client-centric approach and deep, long-established expertise in Fixed Income, Private Capital and Real Estate. We aim to deliver strong, risk-adjusted returns by building sustainable, tailored portfolio solutions. Our hallmark is approachable expertise – a commitment to being accountable and collaborative in helping clients realize their objectives. Total Assets Under Management1 By Asset Type $609.3 Billion Mortgage Loans $109.3 Public Corporates $103.6 Structured Products $70.2 Private Corporates $59.7 U.S. Government and Agency $54.3 Foreign Government $38.9 Private Infrastructure $37.8 Cash and Short-Term Investments $28.4 Real Estate Equity $24.2 Common and Preferred Equity $20.0 Alternatives $17.3 Emerging Market Debt $14.1 Municipals $12.6 Private Structured Credit $7.0 Bank Loans $5.9 High Yield $4.7 Middle Market Private Capital $1.3 Institutional Client Assets Under Management1 $177.1 Billion Insurance/Financial $82.2 Sub-Advisory $39.2 Corporate $26.7 Public $13.6 Commingled Fund2 $12.8 Other3 $2.6 1 As of September 30, 2024. At estimated fair value. Dollars in billions. Cash and Short-Term Investments includes cash equivalents. See Explanatory Note. 2 Includes limited partnerships, collective trusts, mutual funds registered under the Investment Company Act and other vehicles offered or available to qualifying investors, including third parties and affiliates. 3 Includes non-profit clients, Taft-Hartley pension fund clients and asset manager clients. 455 Mandates Representative Capabilities Private Capital Corporate Private Credit Infrastructure Debt Private Structured Credit Middle Market Private Capital Residential Whole Loans Private Equity Fixed Income Bank Loans Core Core Plus Corporate Emerging Market Debt High Yield Liability Driven Investing (LDI) Strategies Multi-Sector Short Duration Stable Value Real Estate Commercial Mortgage Loans Real Estate Equity Index Strategies Insurance Advisory 42% 19% 17% 11% 6% 5% Mandates Profile Institutional Client AUM investments.metlife.com Exhibit 99.3

Explanatory Note The following information is relevant to an understanding of our assets under management ("AUM") managed by MetLife Investment Management, LLC and certain of its affiliates ("MIM"). MIM is MetLife, Inc.'s institutional investment management business. Our definitions may differ from those used by other companies. Total Assets Under Management (“Total AUM”) is comprised of GA AUM plus Institutional Client AUM (each, as defined below). General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account ("GA") investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to reinsurance arrangements with third-party reinsurers, and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties (“net mortgage loans”) (including commercial (“net commercial mortgage loans”), agricultural (“net agricultural mortgage loans”) and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily net commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate equity and include them as net commercial mortgage loans. Institutional Client AUM is comprised of SA AUM plus Reinsurance AUM plus TP AUM (each, as defined below). MIM manages Institutional Client AUM in accordance with client guidelines contained in each investment advisory agreement (“Mandates”). Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios of MetLife insurance companies, which are managed by MIM and included in MetLife, Inc.’s consolidated financial statements at estimated fair value. Reinsurance AUM is comprised of GA investments subject to reinsurance arrangements with third-party reinsurers, which are managed by MIM and are generally included in MetLife, Inc.'s consolidated financial statements at estimated fair value. Third-Party AUM (“TP AUM”) is comprised of non-proprietary assets managed by MIM on behalf of unaffiliated/third-party clients, which are stated at estimated fair value. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are generally not included in MetLife, Inc.’s consolidated financial statements. Additional information about MetLife’s general account investment portfolio is available in MetLife, Inc.’s quarterly financial materials for the quarter ended September 30, 2024, which may be accessed through MetLife’s Investor Relations web page at https://investor.metlife.com. Neither MetLife, Inc.’s quarterly financial materials, nor any other information from the MetLife website, is a part of or incorporated by reference into this Total AUM Fact Sheet. Cautionary Statement on Forward-Looking Statements The forward-looking statements in this fact sheet, using words such as "aim," are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife's future results could differ, and it does not undertake any obligation to publicly correct or update any of these statements. L1024044218[exp1025][All States] One MetLife Way | Whippany, New Jersey 07981 © 2023 METLIFE, INC.